PRESS RELEASE - FOR IMMEDIATE RELEASE
                   INYX RAISES $7.4 MILLION IN GROSS PROCEEDS
                      TO STRENGTHEN FINANCIAL CONDITION AND
                            FUND BUSINESS DEVELOPMENT

NEW YORK - September 8, 2004 - INYX, Inc. (OTC BB: IYXI), a specialty pharmaceutical company focused on aerosol drug delivery technologies and products, reported today that from August 3, 2004 through September 3, 2004 it raised approximately $7.4 million in gross proceeds through the sale of its securities in two private placements to accredited investors. In the offerings, the company sold in the aggregate approximately 9,190,901 shares of its common stock and issued to investors warrants to purchase an additional approximately 9,190,901 shares of common stock.

Jack Kachkar, M.D., Chairman and CEO of Inyx, said, "The proceeds from these transactions materially improve Inyx's financial condition and should enable our company to fund its current growth plans."

In the first offering, Inyx received $1.1 million of gross proceeds from the sale of its common stock and warrants to six accredited institutional investors, each of which is an affiliate of Sands Brothers International, the placement agent of the second offering. No commission and/or warrants were issued as fees to the placement agent in the first offering. In the second offering, Inyx received approximately $6.3 million of gross proceeds resulting in net proceeds of approximately $5.7 million after payment to the placement agent of $633,990, representing a 10% selling commission, and it also issued to the placement agent five-year warrants to purchase 672,836 shares of common stock at exercise prices ranging from $1.00 to $1.11 per share.

The warrants issued in the offerings were five-year warrants with exercise prices ranging from $1.00 to $1.11 per share. During the term of the warrants, the exercise price shall be increased by 2% (but no more than cumulatively 20%) for every $2 million of net revenues of Inyx above $35 million for the 12 months ended December 31, 2005 and $55 million for the 12 months ended December 31, 2006; and, conversely, the exercise price shall be decreased by 5% (but no more than cumulatively 50%) for every $2 million that net revenues of the company are below $35 million and $55 million, respectively, for the years ended December 31, 2005 and 2006. The warrants also contain certain redemption and anti-dilution provisions.

The shares of common stock and shares of common stock issuable upon exercise of the warrants issued (including the placement agent warrants) have certain demand and piggyback registration rights and certain penalties in the event the company fails to file and have a registration statement declared effective by the SEC by certain set dates.

For a more detailed description of, among other related items, the two private placements, the securities sold and the rights of the investors in the offerings, see the company's Current Report on Form 8-K filed with the SEC on August 6, 2004 (including the Exhibits attached thereto), the company's Current Report on Form 8-K filed with the SEC on August 30, 2004 (including the Exhibits attached thereto), and the company's Current Report on Form 8K/A filed with the SEC on September 2, 2004.
                                     (more)

INYX - Page 2
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                825 Third Avenue, 40th Floor, New York, NY 10022
                   Telephone: 212-838-1111 / Fax: 212-838-0060
                                 www.inyxinc.com
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About INYX

Inyx, Inc. is a specialty pharmaceutical company with aerosol drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services to the international healthcare market. In addition, Inyx is developing its own proprietary products to be marketed by selected clients and strategic partners, which include some of the largest pharmaceutical companies. The company's operations are conducted through its wholly owned subsidiary, INyX Pharma Limited, with R&D and production facilities located near Manchester, England, which serves global markets including: North America, Europe, Latin & South America and the Middle East. Another wholly owned subsidiary, Inyx Canada, Inc. based in Toronto, provides business development and support services. Inyx, Inc.'s corporate offices are in New York City.

Safe Harbor
Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

For more information, please contact:
Jay M. Green, Executive VP
Inyx, Inc.
212-838-1111  jgreen@inyxinc.com